                                                                    Exhibit 99.5
                          CALCULATION AGENCY AGREEMENT
                                    BETWEEN
                       CABOT INDUSTRIAL PROPERTIES, L.P.
                                      AND
                              THE BANK OF NEW YORK

                               MEDIUM-TERM NOTES


          THIS AGREEMENT is made as of September 7, 2000, between CABOT INDUSTRIAL PROPERTIES, L.P., a Delaware limited partnership, whose principal executive office is at Two Center Plaza, Suite 200, Boston, Massachusetts 02108 (the "Partnership"), and THE BANK OF NEW YORK, a New York banking corporation, whose principal corporate trust office is at 101 Barclay Street, New York, New York 10286 (together with any successor, called the "Calculation Agent").

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, the Partnership proposes to issue and sell certain of its securities designated as Medium-Term Notes, Series A (the "Notes"). The Notes will be offered on a continuing basis by the Partnership through Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNY Capital Markets, Inc., Chase Securities, Inc., First Union Securities, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as agents (the "Agents"). The Notes are to be issued under an Indenture dated as of April 30, 1999, by and among the Partnership, Cabot Industrial Trust, as guarantor and The Bank of New York, as Trustee (the "Trustee"), as supplemented by Supplemental Indenture No. 1 dated as of May 4, 1999 by and between the Partnership and the Trustee, as further supplemented by Supplemental Indenture No. 2 dated as of September 7, 2000 by and between the Partnership and the Trustee (collectively, the "Indenture"). The Notes are to be distributed pursuant to the terms of a Distribution Agreement dated as of September 7, 2000 (the "Distribution Agreement") by and among the Partnership and the Agents. Terms used but not defined herein shall have the meanings assigned to them in the Prospectus, dated April 21, 1999, and the Prospectus Supplement thereto, dated September 7, 2000, relating to the Notes.

          For the purpose of appointing an agent to calculate the interest rate based on the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or any other interest rate basis or formula as may be established, as applicable, on the Notes bearing interest at a rate calculated with reference to such Base Rates (the "Floating Rate Notes"), the Partnership and The Bank of New York agree as follows:

          1. Upon the terms and subject to the conditions contained herein, the Partnership hereby appoints the Calculation Agent as its Calculation Agent and Calculation Agent hereby accepts such appointment as the Partnership's agent for the purpose of calculating the interest rates on the Notes in the manner and at the times provided in the Floating Rate Notes, the Prospectus Supplement and the related Pricing Supplements.

          2. The Calculation Agent shall exercise due care to determine the interest rates on the Floating Rate Notes and shall communicate the same to the Partnership, the Trustee, the Depository Trust Company and any paying agent identified to it in writing as soon as practicable after each determination.
The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect with respect to such Floating Rate Note and, if determined, the interest rate with respect to such Floating Rate Note which will become effective on the next Interest Reset Date, if any. The Calculation Agent and the Partnership agree to comply with the Administrative Procedures attached hereto as Exhibit A. No amendment to the provisions of the Floating Rate Notes and the Administrative Procedures relating to the duties or obligations of the Calculation Agent hereunder may become effective without the prior written consent of the Calculation Agent, which consent shall not be unreasonably withheld.

          3. The Calculation Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Partnership agrees:

               (a) The Calculation Agent shall be entitled to such compensation as may be agreed upon with the Partnership for all services rendered by the Calculation Agent, and the Partnership promises to pay such compensation and to reimburse the Calculation Agent for the out-of-pocket expenses (including attorneys' and other professionals' fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Partnership shall reasonably require. The Partnership also agrees to indemnify the Calculation Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the costs and expenses of defending against any claim (regardless of who asserts such claim) of liability) incurred by the Calculation Agent that arises out of or in connection with its accepting appointment as, or acting as, Calculation Agent hereunder, except such as may result from the gross negligence, willful misconduct or bad faith of the Calculation Agent or any of its agents or employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Partnership for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (i) the opinion or advice of legal or other professional advisors satisfactory to it or (ii written instructions from the Partnership. The Calculation Agent shall not be liable for any error resulting from the use of or reliance on a source of information used in good faith and with due care to calculate any interest rate hereunder. The provisions of this section shall survive the termination of this Agreement.

               (b) In acting under this Agreement and in connection with the Floating Rate Notes, the Calculation Agent is acting solely as agent of the Partnership and does not assume any obligations to or relationship of agency or trust for or with any of the owners or holders of the Notes.

               (c) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the Notes, any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

               (d) The Calculation Agent, its officers, directors, employees and shareholders may become the owners of, or acquire any interest in, any Notes, with the same rights that it or they would have if it were not the Calculation Agent, and may engage or be interested in any financial or other transaction with the Partnership as freely as if it were not the Calculation Agent.

               (e) Neither the Calculation Agent nor its officers, directors, employees, agents or attorneys shall be liable to the Partnership for any act or omission hereunder, or for any error of judgment made in good faith by it or them, except in the case of its or their gross negligence or willful misconduct.

               (f) The Calculation Agent may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (g) The Calculation Agent shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Calculation Agent.

               (h) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Partnership made or given by it under any provision of this Agreement shall be sufficient if signed by any officer of the Partnership.

               (i) The Calculation Agent may perform any duties hereunder either directly or by or through agents or attorneys, and the Calculation Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

               (j) The Partnership will not, without first obtaining the prior written consent of the Calculation Agent, make any change to the Notes in the forms filed as exhibits to the Partnership's Current Report on Form 8-K dated September 7, 2000 if such change would materially and adversely affect the Calculation Agent's duties and obligations under this Agreement.

          4. (a) The Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Partnership of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be
--------  -------
earlier than 30 days after the receipt of such notice by the Partnership, unless the Partnership agrees to accept less notice. The Calculation Agent may be removed at any time by the filing with it of any instrument in writing signed on behalf of the Partnership and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Partnership, as hereinafter provided, of a successor Calculation Agent. If within 30 days after notice of resignation or removal has been given, a successor Calculation Agent has not been appointed, the Calculation Agent may, at the expense of the Partnership, petition a court of competent jurisdiction to appoint a successor Calculation Agent. A successor Calculation Agent shall be appointed by the Partnership by an instrument in writing signed on behalf of the Partnership and the successor Calculation Agent. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so succeeded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the payment by the Partnership of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all out-of-pocket expenses incurred in connection with the services rendered by it hereunder and to the payment of all other amounts owed to it hereunder.

               (b) Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and to the Partnership an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

               (c) Any corporation into which the Calculation Agent may be merged, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger or consolidation or to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its corporate trust assets or business shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, consolidation or sale shall forthwith be given to the Partnership and the Trustee.

          5. Any notice required to be given hereunder shall be delivered in person, sent by letter or telecopy or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within twenty-four hours by letter or by telecopy), in the case of the Partnership, to, Cabot Industrial Properties, L.P., Two Center Plaza, Suite 200, Boston, Massachusetts 02108, telephone: (617) 723-0900, telecopy: (617) 723-8237, Attention: Franz
Colloredo-Mansfeld, in the case of The Bank of New York, to Corporate Trust Trustee Administration, 101 Barclay Street, New York, New York 10286, telephone:
(212) 815-2745, telecopy: (212) 815-5915 and, in the case of The Depository Trust Company, to Manager Announcements, Dividend Department, The Depository Trust Company, 7 Hanover Square - 22/nd/

Floor, New York, New York 10004, telecopy: (212) 709-1264 or (212) 709-1263, or to any other address of which any party shall have notified the others in writing as herein provided. Any notice hereunder given by telephone, telecopy or letter shall be deemed to be received when in the ordinary course of transmission or post, as the case may be, it would be received.

          6. This Agreement and your appointment as Calculation Agent hereunder shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, and without regard to conflicts of laws principles, and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of each of the parties hereto.

          7. This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

          8. In the event of any conflict relating to the rights or obligations of the Calculation Agent in connection with the calculation of the interest rate on the Floating Rate Notes, the relevant terms of this Agreement shall govern such rights and obligations.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                    CABOT INDUSTRIAL PROPERTIES, L.P.

                                    By: Cabot Industrial Trust,
                                        Its general partner


                                    By: /s/ Franz Colloredo-Mansfeld
                                       -------------------------------------
                                       Name:  Franz Colloredo-Mansfeld
                                       Title: Senior Vice President and Chief
                                              Financial Officer


                                    THE BANK OF NEW YORK


                                    By: /s/ Ming J. Shiang
                                       -------------------------------------
                                       Name: Ming J. Shiang
                                       Title: Vice President